Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Blair Christie
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 853-9848	(408) 525-4856
rojenkin@cisco.com	blchrist@cisco.com

CISCO SYSTEMS REPORTS THIRD QUARTER EARNINGS

•	Q3 Revenues: $4.6 Billion

•	Q3 Operating Cash Flow: $1.26 Billion

•	Q3 Earnings Per Share: $0.14 GAAP; $0.15 Pro Forma

          SAN JOSE, Calif. — May 6, 2003 — Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its third quarter results for the period ended April 26, 2003.

          Net sales for the third quarter of fiscal 2003 were $4.6 billion, compared with $4.8 billion for the third quarter of fiscal 2002, a decrease of 4.2 percent, and compared with $4.7 billion for the second quarter of fiscal 2003.

          Net income for the third quarter of fiscal 2003, on a generally accepted accounting principles (GAAP) basis, was $987 million or $0.14 per share, compared with $729 million or $0.10 per share for the third quarter of fiscal 2002, and compared with $991 million or $0.14 per share for the second quarter of fiscal 2003. Pro forma net income for the third quarter of fiscal 2003 was $1.1 billion or $0.15 per share, compared with pro forma net income of $838 million or $0.11 per share for the third quarter of fiscal 2002, and compared with $1.1 billion or $0.15 per share for the second quarter of fiscal 2003. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Pro Forma Consolidated Statements of Operations.

          Net sales for the first nine months of fiscal 2003 were $14.2 billion, compared with $14.1 billion for the first nine months of fiscal 2002, an increase of 0.6 percent.

          Net income for the first nine months of fiscal 2003, on a GAAP basis, was $2.6 billion or $0.36 per share, compared with $1.1 billion or $0.15 per share for the first nine months of fiscal 2002. Pro forma net income for the first nine months of fiscal 2003 was $3.2 billion or $0.44 per share, compared with pro forma net income of $1.8 billion or $0.25 per share for the first nine months of fiscal 2002.

          During the third quarter of fiscal 2003, Cisco completed the acquisition of Okena, Inc. The purchase price, including assumed liabilities, was approximately $160 million.

          “As we navigate through these challenging market transitions, we are particularly pleased with our solid financial and operational performance during the quarter,” said John Chambers, president and CEO of Cisco Systems. “By focusing on managing our business and making strategic investments in R&D and advanced technology markets, we are positioning ourselves for growth as the economy recovers, whenever that may be.”

          Chambers continued, “What’s becoming increasingly clear is that productivity growth fueled by information technology will continue to contribute to the broader economic recovery. This quarter, we continued to meet with CEOs and CIOs from the world’s leading companies who view information technology as the enabler of their business strategies, allowing for greater productivity and competitive advantage. Cisco is well positioned to help customers integrate the applications, business processes and technologies that will continue to drive these productivity gains.”

Financial Highlights

•	Cash flows from operations were $1.26 billion for the third quarter of fiscal 2003, compared with $1.59 billion for the third quarter of fiscal 2002, and compared with $1.36 billion for the second quarter of fiscal 2003.

•	Cash and cash equivalents and total investments were $20.3 billion at the end of the third quarter of fiscal 2003, compared with $21.5 billion at the end of fiscal year 2002, and compared with $21.2 billion at the end of the second quarter of fiscal 2003.

•	During the third quarter of fiscal 2003, Cisco repurchased $2.0 billion of common stock. The total amount of stock repurchases for the first nine months of fiscal 2003 was $4.5 billion.

•	Days sales outstanding (DSO) in accounts receivable at the end of the third quarter of fiscal 2003 were 23 days, compared with 21 days at the end of the fourth quarter of fiscal 2002 and the second quarter of fiscal 2003.

•	Inventory turns were 7.0 in the third quarter of fiscal 2003, consistent with the fourth quarter of fiscal 2002 and the second quarter of fiscal 2003.

Business Highlights

•	Cisco and EMC signed a letter of intent to enter into an agreement that will allow EMC to resell the Cisco MDS 9000 Series of storage area network (SAN) switches.

•	Cisco announced definitive agreements to acquire the business of The Linksys Group, Inc., a provider of home networking products for consumers and small office/home office (SOHO) users, and SignalWorks, Inc., a developer of advanced software that delivers high-performance audio capabilities for IP telephony. Cisco also completed the acquisition of Okena, Inc., a developer of network security software.

•	Cisco announced the wireless Cisco IP Phone 7920, which operates over an IP network infrastructure with Cisco Aironet® Series IEEE 802.11b compliant wireless access points.

•	Cisco announced several new IP telephony customers, including Cap Gemini Ernst & Young, the Cancer Therapy and Research Center, and the Memphis Grizzlies.

•	Cisco announced the Cisco Compatible Extensions program, a no-cost licensing agreement to enable interoperability of third-party client adapters and mobile devices with Cisco Aironet wireless local area network (LAN) infrastructure.

•	Cisco introduced the Cisco Catalyst® 3750 Series next-generation stackable switch platform with Gigabit Ethernet performance for midsized organizations and enterprise branch offices.

•	Cisco introduced next-generation interfaces for the Catalyst 6500 Series Multilayer Switch, consisting of the Catalyst 6500 Series Supervisor Engine 720, high-performance two-port and four-port 10 Gigabit Ethernet modules, and two 48-port 10/100/1000 Ethernet modules.

•	Cisco announced the Catalyst 2955 Series industrial Ethernet switch designed for deployment in manufacturing environments.

•	AT&T and Cisco expanded their relationship to enhance the delivery of AT&T’s portfolio of global managed services that use Cisco technology.

•	France Telecom, China Telecom, Telstra and Japan’s “Super SINET” ultra-high-speed research network announced plans to deploy Cisco 12000 Series routers.

•	Cisco introduced the Cisco 7301 Router for customer-edge applications such as Internet/campus gateway and service provider managed services.

Editors Note:

•	Q3 FY’03 conference call to discuss Cisco results along with its outlook for Q4 FY’03 to be held at 1:30 p.m. PT on Tuesday, May 6, 2003. Conference call number is 888-603-8938 (United States); 712-271-0944 (international).

•	Conference call replay available from 4:30 p.m. PT on May 6, 2003 to 4:30 p.m. PT on May 13, 2003 at 800-454-0218 (United States); 402-220-2147 (international).

•	Additional information regarding Cisco’s financials and corresponding Webcast with visuals designed to guide participants through the call are also available at 1:30 p.m. PT. Prepared remarks will be available approximately 24 hours after completion of the call. The Webcast will include both the prepared remarks, as well as the question-and-answer session. This information, along with GAAP reconciliation information, will be available at http://www.cisco.com under “About Cisco” in the Investor Relations section.

•	Additional information regarding Cisco’s Q3 FY’03 results will be available at http://newsroom.cisco.com, including:

o	Customer Highlights and Technology Innovation Fact Sheet

o	Summary Q&A with Cisco’s CEO and CFO

About Cisco Systems

          Cisco Systems, Inc., (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

###

This release may be deemed to contain forward-looking statements which are subject to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by Cisco with the SEC, specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: business and economic conditions and growth trends in the networking industry in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing lead times; changes in customer order patterns; insufficient, excess or obsolete inventory; variations in sales channels, product costs, or mix of products sold; the ability to successfully reduce overhead and manage expenses; the ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; the trend toward sales of integrated network solutions; manufacturing and sourcing risks; Internet infrastructure problems and government regulation of the Internet; international operations; litigation involving patents, intellectual property, antitrust, stockholder and other matters; possible disruption in commercial activities occasioned by terrorist activity and armed conflict, such as changes in logistics and security arrangements, and reduced end-user purchases relative to expectations; the ability to recruit and retain key personnel; stock price volatility; financial risk management; and potential volatility in operating results, among others. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 26, 2003 are not necessarily indicative of Cisco’s operating results for the full fiscal year or any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco is only to provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later that the information provided today is still valid. Such information speaks only as of the date of this release.

Cisco provides pro forma net income and pro forma net income per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Cisco believes that this presentation of pro forma net income and pro forma net income per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, Cisco’s management uses these measures for reviewing the financial results of Cisco and for budget planning purposes.

Copyright © 2003 Cisco Systems, Inc. All rights reserved. Aironet, Catalyst, Cisco, Cisco IOS, Cisco Systems and the Cisco Systems logo are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document or Web site are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

Cisco Systems, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended

	April 26,	April 27,	April 26,	April 27,
	2003	2002	2003	2002

NET SALES:
Product	$3,799	$3,993	$11,703	$11,671
Services	819	829	2,473	2,415

Total net sales	4,618	4,822	14,176	14,086

COST OF SALES:
Product	1,086	1,515	3,467	4,608
Services	263	239	765	748

Total cost of sales	1,349	1,754	4,232	5,356

GROSS MARGIN	3,269	3,068	9,944	8,730

OPERATING EXPENSES:
Research and development	703	807	2,290	2,504
Sales and marketing	1,019	1,057	3,084	3,207
General and administrative	181	163	504	459
Payroll tax on stock option exercises	—	1	—	7
Amortization of deferred stock-based compensation	25	37	101	133
Amortization of purchased intangible assets	92	129	284	411
In-process research and development	3	—	3	37

Total operating expenses	2,023	2,194	6,266	6,758

OPERATING INCOME	1,246	874	3,678	1,972

Loss on public equity investments	—	—	(412)	(858)
Interest income	161	220	514	687
Other loss, net	(26)	(70)	(140)	(188)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,381	1,024	3,640	1,613
Provision for income taxes	394	295	1,044	492

NET INCOME	$987	$729	$2,596	$1,121

Net income per share—basic	$0.14	$0.10	$0.36	$0.15

Net income per share—diluted	$0.14	$0.10	$0.36	$0.15

Shares used in per-share calculation—basic	7,062	7,306	7,165	7,310

Shares used in per-share calculation—diluted	7,158	7,454	7,257	7,473

Cisco Systems, Inc.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended

	April 26,	April 27,	April 26,	April 27,
	2003	2002	2003	2002

NET SALES:
Product	$3,799	$3,993	$11,703	$11,671
Services	819	829	2,473	2,415

Total net sales	4,618	4,822	14,176	14,086

COST OF SALES:
Product	1,086	1,542	3,467	5,120
Services	263	239	765	748

Total cost of sales	1,349	1,781	4,232	5,868

GROSS MARGIN	3,269	3,041	9,944	8,218

OPERATING EXPENSES:
Research and development	703	807	2,290	2,504
Sales and marketing	1,019	1,057	3,084	3,207
General and administrative	181	163	504	459

Total operating expenses	1,903	2,027	5,878	6,170

OPERATING INCOME	1,366	1,014	4,066	2,048

Interest income	161	220	514	687
Other loss, net	(26)	(70)	(140)	(188)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,501	1,164	4,440	2,547
Provision for income taxes	420	326	1,242	713

NET INCOME	$1,081	$838	$3,198	$1,834

Net income per share—basic	$0.15	$0.11	$0.45	$0.25

Net income per share—diluted	$0.15	$0.11	$0.44	$0.25

Shares used in per-share calculation—basic	7,062	7,306	7,165	7,310

Shares used in per-share calculation—diluted	7,158	7,454	7,257	7,473

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:

GAAP net income	$987	$729	$2,596	$1,121
In-process research and development	3	—	3	37
Payroll tax on stock option exercises	—	1	—	7
Amortization of deferred stock-based compensation	25	37	101	133
Amortization of purchased intangible assets	92	129	284	411
Loss on public equity investments	—	—	412	858
Excess inventory benefit	—	(27)	—	(512)
Income tax effect	(26)	(31)	(198)	(221)

Pro forma net income	$1,081	$838	$3,198	$1,834

Cisco Systems, Inc.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 26,	July 27,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$3,940	$9,484
Short-term investments	4,048	3,172
Accounts receivable, net of allowance for doubtful accounts of $274 at April 26, 2003 and $335 at July 27, 2002	1,157	1,105
Inventories, net	765	880
Deferred tax assets	1,935	2,030
Lease receivables, net	181	239
Prepaid expenses and other current assets	595	523

Total current assets	12,621	17,433

Investments	12,328	8,800
Property and equipment, net	3,805	4,102
Goodwill	3,813	3,565
Purchased intangible assets, net	551	797
Lease receivables, net	48	39
Other assets	3,090	3,059

TOTAL ASSETS	$36,256	$37,795

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$480	$470
Income taxes payable	544	579
Accrued compensation	1,293	1,365
Deferred revenue	2,954	3,143
Other accrued liabilities	2,220	2,496
Restructuring liabilities	304	322

Total current liabilities	7,795	8,375

Deferred revenue	805	749

Total liabilities	8,600	9,124

Minority interest	11	15

Shareholders’ equity	27,645	28,656

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$36,256	$37,795

Cisco Systems, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended

	April 26,	April 27,
	2003	2002

Cash flows from operating activities:
Net income	$2,596	$1,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,166	1,353
Provision for doubtful accounts	94	91
Provision for on-hand inventory	26	150
Deferred income taxes	131	(373)
Tax benefits from employee stock option plans	19	51
In-process research and development	3	25
Net (gains) losses on investments and provision for losses	523	1,076
Change in operating assets and liabilities:
Accounts receivable	(142)	385
Inventories	89	665
Prepaid expenses and other current assets	(79)	(20)
Accounts payable	10	(208)
Income taxes payable	(319)	51
Accrued compensation	(72)	208
Deferred revenue	(133)	619
Other accrued liabilities	(203)	(171)
Restructuring liabilities	(18)	(45)

Net cash provided by operating activities	3,691	4,978

Cash flows from investing activities:
Purchases of short-term investments	(6,759)	(4,166)
Proceeds from sales and maturities of short-term investments	7,346	4,702
Purchases of investments	(13,024)	(13,600)
Proceeds from sales and maturities of investments	7,975	10,658
Purchases of restricted investments	—	(291)
Proceeds from sales and maturities of restricted investments	—	1,471
Acquisition of property and equipment	(504)	(2,243)
Acquisition of businesses, net of cash and cash equivalents	3	14
Change in lease receivables, net	49	344
Purchases of investments in privately held companies	(141)	(52)
Lease deposits	—	320
Purchase of minority interest of Cisco Systems, K.K. (Japan)	(59)	(91)
Other	126	98

Net cash used in investing activities	(4,988)	(2,836)

Cash flows from financing activities:
Issuance of common stock	279	431
Repurchase of common stock	(4,549)	(952)
Other	23	(1)

Net cash used in financing activities	(4,247)	(522)

Net (decrease) increase in cash and cash equivalents	(5,544)	1,620
Cash and cash equivalents, beginning of period	9,484	4,873

Cash and cash equivalents, end of period	$3,940	$6,493